SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  June 20, 2003




                            CLASSIC BANCSHARES, INC.
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             (Exact name of Registrant as specified in its Charter)


         Delaware                      0-27170                   61-1289391
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(State or other jurisdiction     (Commission File No.)         (IRS Employer
     of incorporation)                                       Identification No.)



     344 Seventeenth Street, Ashland, Kentucky                        41101
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      (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (606) 326-2800



                                       N/A
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          (Former name or former address, if changed since last report)


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Item 7.           FINANCIAL STATEMENTS AND EXHIBITS


(a)               Not applicable

(b)               Not applicable



(c)               The following exhibits are included with this report:


                  Exhibit 99.1 Press Release dated June 20, 2003


         Item 9.           REGULATION FD DISCLOSURE

         On June, 2003, Classic Bancshares, Inc. ("CLAS") consummated its acquisition of First Federal Financial Bancorp, Inc. ("FFFB") pursuant to the Agreement and Plan of Merger, dated as of December 30, 2002, by and between CLAS and FFFB (the "Merger Agreement"). The merger was completed through the merger of FFFB with and into CLAS with CLAS being the surviving corporation in the merger. Pursuant to the terms of the Merger Agreement, each share of FFFB common stock, par value of $0.01 per share, that was issued and outstanding at the effective time of the merger was converted into the right to receive either $24.00 in cash or .9797 shares of CLAS common stock, par value $0.01 per share. CLAS will issue a total of approximately 228,706 shares and pay a total of approximately $5.6 million to the former FFFB stockholders. The press release issued by CLAS announcing the consummation of the merger is attached as Exhibit 99.1.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CLASSIC BANCSHARES, INC.




Date:    June 20, 2003                     /s/ David B. Barbour
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                                           David B. Barbour
                                           President and Chief Executive Officer